                                                                   EXHIBIT  23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Mrs. Fields' Holding Company, Inc. on Form S-4 of our report on Mrs. Fields Inc. and subsidiaries dated February 9, 1996, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Salt Lake City, Utah
November 13, 1998